GROUND LEASE

        THIS GROUND LEASE (the "Lease") is made as of the          day of
July 1997, by and between  40 Sayerville Realty Company, Inc., whose
address is                                                  , as lessor
("Landlord"), and Carteret Biocycle Corporation whose address is P.O.
Box 1049, New Castle, Delaware 19720-1049, as lessee ("Tenant").


SECTION 1
THE PREMISES

               1.01 Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, hereby leases to Tenant a parcel of land (the "Land") located in the City of Carteret, Middlesex County, New Jersey as described in Exhibit A attached hereto, and the non-exclusive right to use the utility easements, parking facilities, driveways, side walks and other common and public areas on the property adjoining the Land identified on Exhibit B attached hereto (the "Common Areas"). The Land and the Common Areas are collectively referred to in this Lease as the "Premises".


SECTION 2
CONSTRUCTION OF IMPROVEMENTS

               2.01 Tenant shall have the right to construct the improvements (the "Improvements") on the Premises as Tenant deems appropriate for the operation of a recycling facility, including but not limited to a bioremediation facility to treat contaminated soils, and all repairs, renovations, alterations, replacements and additions to the Improvements. The plans and specifications for any material construction shall be approved by Landlord, whose approval shall not be unreasonably withheld, prior to commencement of any work.

2.02 Tenant shall have the right to keep and store on the Premises all building materials, tools, equipment and supplies in connection with the initial construction of the Improvements and all repairs, renovations, alterations, replacements and additions to the Improvements. Tenant shall proceed with such construction so as to avoid, to the extent reasonably practicable, any unreasonable inconvenience to Landlord. However, Tenant shall not be liable for any inconvenience, annoyance, disturbance, loss or interruption of business or service, or other damage to Landlord by reason of such construction, and the rights of Tenant hereunder shall not be affected thereby.

2.03 Tenant will keep the Premises free of liens of any sort, excepting any mortgage or liens Tenant places on the Improvements set forth in
Section 2.01, and will hold Landlord harmless from any liens which may be placed on the Premises caused by the acts of Tenant. In the event a construction or other lien shall be filed against all or any part of the Premises, or Tenant's interest therein, as a result of any work undertaken by Tenant, or as a result of any maintenance, repairs or alterations made by Tenant, or any other act of Tenant, Tenant shall, within ten (10) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security for the discharge of such lien. In the event Tenant shall fail to discharge such lien, Landlord shall have the right to procure such discharge by filing such bond, and Tenant shall pay the cost of such bond to Landlord as additional rent on demand. The obligations of Tenant under this Section
2.03 shall survive the termination of the Lease as to any liens filed concerning work performed during the term of this Lease.

2.04 The Improvements and all repairs, renovations, alterations, replacements and additions to the Improvements shall be and remain the sole and exclusive property of Tenant, subject only Landlord's rights and Tenant's obligation to surrender the Premises and the Improvements to Landlord pursuant to Section 18 hereof.


SECTION 3
THE TERM

The term of this Lease shall consist of three periods: the Construction Term the Initial Term and the Option Term (collectively the "Term").

(a)     The Construction Term shall commence as of
                               (the "Construction Commencement Date")
and shall end thirty (30) days after the Improvements are ready for occupancy and the bioremediation facility is declared operational and opened for business of Tenant.

The Initial Term shall commence on the first day after the end of the Construction Term (the "Commencement Date"), and will terminate thirty
(30) years after Commencement Date. If the Commencement Date is other than the first day of a calendar month, the Term will be extended to terminate on the last day of the calendar month in which it would otherwise terminate under the preceding sentence.

The Option Term, if so elected by Tenant in accordance with Section 3.02, shall commence on the day after the end of the Initial Term and shall end ten (10) years after the commencement of the Option Term.

(d)     The Second Option Term, if so elected by Tenant in accordance with
Section 3.02, shall commence on the day after the end of the Option Term and shall end ten (10) years after the commencement of the Second Option Term.

Provided there is no uncured default existing hereunder, Tenant shall have the option to renew this Lease for the Option Term in 3.01 (c) and subsequently in 3.01 (d) upon the same terms and conditions set forth herein. If Tenant desires to renew this Lease for either Option Term, Tenant shall exercise either option by written notice to Landlord at least sixty (60) days prior to the date of the applicable Lease Term.


SECTION 4
THE BASE RENT

Commencing with the execution of this Agreement, Tenant agrees to pay to Landlord, Base Rent of Two Thousand Five Hundred Dollars ($2,500) per month, payable in arrears, without demand, on the tenth day of each and every month until the Construction Term comes to an end, plus the first three (3) months of the Initial Term. Tenant will pay the first month's rent in advance at the time of the execution of this Agreement.

4.02 Commencing with three months after the beginning of the Initial Term, Tenant agrees to pay Landlord as follows: Tenant shall pay to Landlord during the Initial Term rental of Two Hundred and Ten Thousand Dollars ($210,000) per year, payable in installments of Seventeen Thousand Five Hundred Dollars ($17,500) per month. Each installment payment shall be due in arrears on the tenth day of each calendar month for the immediately preceding month during the Lease Term to Landlord at [Landlord's Designated Payment Address] or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the Lease Term shall be prorated on a daily basis.

               4.03 The rental for any renewal Lease Term, if created as permitted under this Lease, shall be the same as set forth in 4.02 per year payable in the same monthly installments as set forth therein.

               4.04 Notwithstanding anything to the contrary herein, the Landlord may request Tenant to pay its pro rata portion of any Real Estate Tax increases upon the subject Premises during the Term of this Lease.


SECTION 5
USE OF PREMISES

               5.01 The Premises will be used and occupied by Tenant and its sub-tenants only for lawful purposes permitted under the applicable zoning ordinance, including but not limited to the operation of a recycling facility and biotreatment plant for contaminated soils.
Tenant shall be allowed to expand its recycling operations to include any form of recycling allowable under SD & G's permits and licenses, and if not allowable under their permits and licenses, then Tenant, with the full cooperation and support of SD & G shall apply to the appropriate government agency for a modification or amendment to the permit or license to perform the non-permitted recycling operations. Tenant shall bear the sole cost and expense for such permit or license modification.


SECTION 6
RIGHT OF RENTAL TO ADJACENT PARCEL

               6.01 The parties acknowledge that the Tenant is simultaneously entering into a License and Operating Agreement with SD & G Aggregates, Inc., a New Jersey corporation ("SD & G") and its affiliates, subsidiaries and shareholders. SD & G is currently evaluating the potential of obtaining a permit or license to conduct the remediation of dredge spoils from dredging operations to be located on a 17 acre parcel adjacent to the premises which are the subject hereof.
In the event the Tenant exercises its right of first refusal pursuant to
Section 6 of the License and Operating Agreement being entered into simultaneously herewith between Tenant and SD & G, the Landlord covenants and agrees to lease the adjoining 17 acre parcel to the leased Premises herein to Tenant upon the same terms and conditions set forth in this Lease with the exception that the parties agree to negotiate in good faith a new base rent inclusive of the adjoining 17 acre parcel. The Landlord further agrees that in the event during the term of this Lease, it receives a bona fide offer from a third party to lease the adjoining 17 acre parcel, then Tenant will be granted a right of first refusal and shall be provided with 45 days to notify Landlord of its intent to exercise its right of first refusal to lease the adjacent 17 acre parcel and match the third party bona fide offer. This 45 day period shall be measured beginning with the first day the Tenant receives notice from the Landlord of such third party bona fide offer. If the Tenant notifies Landlord of its intent to match the bona fide offer, the parties hereto shall within 30 days of the date of such notice negotiate and execute a Ground Lease for the adjoining 17 acre parcel upon the same terms and conditions within this Ground Lease with the exception that the parties will negotiate in good faith a new base rent inclusive of the adjoining 17 acre parcel. In the event the Tenant notifies Landlord of its refusal to exercise its right of first refusal hereunder, then the Landlord shall be free to execute a Lease contract with said party.


SECTION 7
INSURANCE

               7.01 Commencing on the Construction Commencement Date, Tenant shall obtain and maintain, or cause to be obtained and maintained, policies of broad form general liability insurance providing coverage for the operation of the Premises with policy limits of not less than $1,000,000 per person and $1,000,000 per occurrence exclusive of defense costs.

               7.02 Commencing on the Commencement Date of the Initial Term, Tenant shall obtain and maintain, or cause to be obtained and maintained, insurance covering the Personalty to its full replacement value without deduction for depreciation. All insurance policies required pursuant to this Section 7.02 shall be written on a so-called "all risk" form and shall be carried in sufficient amount so as to avoid the imposition of any co-insurance penalty in the event of a loss, and shall not provide for a deductible in excess of $5,000.00.

               7.03 Commencing on the Commencement Date of the Initial Term, Tenant shall obtain and maintain or cause to be obtained and maintained, insurance covering the Improvements to their full replacement value without deduction for depreciation. All insurance policies required pursuant to this Section 7.03 shall be carried in sufficient amount so as to avoid the imposition of and co-insurance penalty in the event of a loss.

               7.04 Commencing on the date Tenant begins construction of the Improvements and through the date the Improvements are ready for occupancy, Tenant shall obtain and maintain builder's risk insurance in an amount sufficient to cover all construction in place and material on site.


SECTION 8
DAMAGE BY FIRE OR OTHER CASUALTY

               8.01 It is understood and agreed that if during the term the Improvements shall be damaged or destroyed in whole or in part by fire or other casualty covered by insurance carried pursuant to paragraph 7.03 hereof, unless Tenant elects to terminate this Lease as provided in paragraph 8.02 below, Tenant shall cause the Improvements to be repaired and restored to good tenantable condition with reasonable dispatch at its expense; provided, however, Tenant's obligation hereunder shall be limited to repairing or restoring the Improvements to substantially the same condition that existed prior to such damage or destruction, and shall be limited the amount of insurance proceeds available for such repair or restoration, if any.

               8.02 If more than ten percent (10%) of the floor area of the Improvements shall be damaged or destroyed, Tenant may elect to either terminate this Lease by giving written notice to Landlord of Tenant's election to so terminate, such notice to be given within sixty
(60) days after the occurrence of such damage or destruction. If the Lease is terminated as provided herein, Landlord shall assign to Tenant the right to the insurance proceeds payable under the insurance policies as a result of the casualty which caused the termination.


SECTION 9
MAINTENANCE AND REPAIRS

               9.01 Commencing on the Commencement Date, Tenant, at its sole expense, shall keep, maintain and repair, or cause to be kept, maintained and repaired, the Improvements and every part thereof in good order, condition and repair, including, without limitation, the roof and outer walls of the Improvements, all interior walls, doors, door frames, window glass, window casings, window frames, windows (including all appliances, appurtenances and attachments thereto), plate glass, and the electrical, plumbing, heating and air conditioning and other mechanical systems and equipment located on the Premises. Further, Tenant shall, at its sole expense, keep in good order, maintain and repair, or cause to be kept, maintained and repaired, the Land, which shall include, without limitation, cleaning, weed cutting and removal, ice, snow, water and rubbish clearance, policing of grounds and upkeep, repair and replacement of walkways, landscaping, parking facilities, driveways, drainage facilities and lighting facilities. commencing on the Construction Commencement Date through the Term hereof, Landlord shall, at its sole expense, keep in good order, maintain and repair the Common Areas, which shall include, without limitation, cleaning, weed cutting and removal, ice, snow, water and rubbish clearance, policing of grounds and upkeep, repair and replacement of walkways, landscaping, parking facilities, driveways, drainage facilities and lighting facilities.


SECTION 10
INTENTIONALLY OMITTED


SECTION 11
RECORDING

               11.01 Neither Landlord nor Tenant shall record this Lease without the prior written consent of the other. However, upon the request of either party hereto, the other party shall join in the execution of a Memorandum of this Lease for the purposes of recordation. The Memorandum of Lease shall describe the parties, the Premises, the Term of this Lease, any special provisions including the option of Tenant to require Landlord to purchase the Improvements, and any other terms or conditions hereof which Tenant may require, and shall incorporate this Lease by reference.


SECTION 12
EMINENT DOMAIN

               12.01 If ten percent (10%) or more of the Improvements are condemned or taken in any manner (including without limitation any conveyance in lieu thereof) for any public or quasi-public use, Tenant may terminate this Lease if it determines, in the exercise of its discretion, that the restoration or continued operation of the Improvements would not be economic. If a portion of the Land (but not the Improvements) is condemned or taken resulting in that the use of the Improvements is significantly and adversely affected thereby, then
Tenant may terminate this Lease. Tenant shall notify Landlord of Tenant's election to terminate the Lease as provided herein within sixty
(60) days after being notified of such condemnation or taking.

               12.02 If this Lease is not terminated following such a condemnation or taking, Tenant, as soon as reasonably practicable after such condemnation or taking and the determination and payment to Tenant of the award on account thereof, shall restore the Improvements to an architectural unit as nearly like its condition prior to such taking as shall be practicable.

               12.03 The whole of any award or compensation for any portion of the Improvements taken, condemned or conveyed in lieu of taking or condemnation, shall be solely the property of and payable to Tenant, and the whole of any award or compensation for any portion of the Land taken, condemned or conveyed in lieu of taking or condemnation, shall be solely the property of and payable to Landlord.


SECTION 13
ASSIGNMENT OR SUBLETTING

               13.01 Provided there is no material default under this Lease beyond any applicable cure period, Tenant shall have the right to assign this Lease or to sublet the Premises or any part thereof without the consent of Landlord, provided that Tenant shall remain liable hereunder to comply with, perform and observe all terms and conditions hereof unless specifically released in writing. Any assignee or sublessee hereunder shall be entitled to all the benefits due or accruing to Tenant under this Lease, and Landlord agrees to accept the performance of Tenant's obligations hereunder from any such assignee or sublessee. Notwithstanding the foregoing, any such assignment by Tenant shall relieve Tenant of its obligations and liabilities arising under this Lease from and after the date of the assignment (but not those obligations and liabilities arising prior to such assignment) if and only if the assignee or sublessee has a minimum net worth of $500,000 and approval of the assignment and release of the Tenant by any mortgagee of the Landlord's interest in the Premises, which shall not be unreasonably withheld by the mortgagee. Any assignment of this Lease shall not become effective (whether or not Tenant is released from its obligations or liabilities thereafter arising under this Lease) unless Landlord receives, at least thirty (30) days prior to the effective date of the assignment, a written agreement executed by the assignee, in a form reasonably acceptable to Landlord, pursuant to which the assignee agrees to assume all of the Tenant's obligations and liabilities under the Lease arising prior to or after such assignment (the "Assumption"). Regardless of any assignment or subletting by Tenant, Landlord shall not change, modify or amend this Lease without the prior written consent of Tenant so long as Tenant remains liable hereunder if any such change, modification or amendment increases the liabilities or obligations of Tenant after such change, modification or amendment becomes effective.

               13.02 Nothing in this Lease shall restrict Tenant from encumbering Tenant's leasehold estate in the Premises from time to time by a mortgage and/or collateral assignment of this Lease (collectively, a "Leasehold Mortgage") to a reputable commercial bank, insurance company or other financial institution (a "Lienholder"), provided, however, that no more than one Lienholder shall be permitted to have a Leasehold Mortgage on the Premises at any one time, and Tenant shall give written notice to Landlord and its mortgagee of the name and address of any Lienholder promptly following delivery of a Leasehold Mortgage to such Lienholder. In no event shall a right granted herein to Tenant to create a Leasehold Mortgage be deemed or interpreted as a subordination by Landlord of Landlord's interest in the fee estate in the Premises to the lien of such Leasehold Mortgage; it being expressly agreed that under no circumstances shall Tenant have any right to mortgage or encumber Landlord's fee estate in the Premises or subject or subordinate such interest to the lien of any Leasehold Mortgage which Tenant may place against its leasehold estate. It is further understood and agreed that any Leasehold Mortgage shall be subject and subordinate to the lien of any present or future mortgage by Landlord of Landlord's interest in the fee estate in the Premises, provided that the holder of any future mortgage agrees to be bound by the terms of a certain Landlord's Release, Waiver and Nondisturbance Agreement substantially in the form of Exhibit "______" attached hereto (the "Landlord's Agreement"). Landlord agrees to execute and deliver to Tenant, and Tenant agrees to execute and deliver and cause the holder of any Leasehold Mortgage from Tenant to execute and deliver to Landlord, in recordable form, the Landlord's Agreement, simultaneously with Landlord's and Tenant's execution and delivery of this Lease and thereafter simultaneously with the creation of any Leasehold Mortgage by Tenant.


SECTION 14
FIXTURES AND EQUIPMENT

               14.01 All fixtures and equipment paid for by Landlord, and all fixtures and equipment (the "Personal Property") which may be paid for and placed on the Premises by Tenant and its sub-tenants from time to time but which are so incorporated and affixed to Improvements that their removal would involve damage or structural change to Improvements, shall be and remain the sole and exclusive property of Tenant, subject only Landlord's right and Tenant's obligation to surrender the Premises and the Improvements to Landlord pursuant to Section 18 hereof.

               14.02 Except as set forth in Section 15.01, all of Tenant's and its sub-tenant's furnishings, equipment and fixtures which are paid for and placed on the Premises by Tenant and its sub-tenants from time to time (other than those which are replacements for fixtures originally paid for by Landlord) shall be and remain the sole and exclusive property of Tenant or its sub-tenants, as the case may be.


SECTION 15
NOTICE OR DEMANDS

               15.01 All bills, notices, statements, communications, or demands (collectively, "notices or demands") upon Landlord or Tenant desired or required to be given under any of the provisions hereof must be in writing. Any such notices or demands from Landlord to Tenant will be deemed to have been duly and sufficiently given if a copy thereof has been personally delivered, mailed by United States certified mail, return receipt requested, postage prepaid, or sent via overnight courier service to Tenant at the address of the Premises with a copy sent to Tenant at its principal office set forth in the caption of this Lease or at such other address as Tenant may have last furnished in writing to the Landlord for such purpose, and any such notices or demands from Tenant to Landlord will be deemed to have been duly and sufficiently given if delivered to Landlord in the same manner as provided above at landlord's principal office set forth in the caption of this Lease. The effective date of such notice or demand will be deemed to be the time when personally delivered, mailed or sent via overnight night courier as herein provided.


SECTION 16
TERMINATION OF LEASE

               16.01 This Lease term may be cancelled by Tenant upon 30 days written notice during the term of the Lease or any renewals thereof upon the occurrence of any of the following events.

        (a) (i) The Tenant G loses the permits necessary to perform the operations intended under this Agreement for any reason whatsoever, whether through the fault of the Tenant or not; or (ii) SD & G loses the permits necessary to allow the Tenant to perform the operations intended under this Agreement for any reason whatsoever, whether through the fault of SD & G or not.

        (b) The business of the Tenant becomes economically unviable in the sole discretion of the Tenant.

        (c) The Tenant is never granted approval by the State of New Jersey to utilize the permits of SD & G to operate the facility, if such approval is necessary.


               16.02 Consequences Upon Termination. In the event this Lease is terminated pursuant to 16.01(a)(i) or (b), title and ownership to the Improvements shall automatically vest in Landlord without the execution or delivery of any further instrument and without any payment therefore by the Landlord subject to any mortgages upon said Improvements. In the event this Lease is terminated pursuant to 16.01
(a)(ii) or (c), title and ownership of the Improvements shall remain with Tenant, but Tenant shall not be obligated to make any continuing lease payments due hereunder and Tenant shall further be permitted to use the Improvements or lease the Improvements as the Tenant in its sole discretion deems advisable until the Tenant receives the full return of its Investment as defined in Section 3 of the License and Operating Agreement being executed simultaneous herewith. Upon the Tenant receiving the full return of its Investment, title and ownership to the Improvements shall automatically vest in the Landlord upon the execution of all appropriate documents by tenant transferring title to the Improvements to Landlord.

SECTION 17
BREACH; INSOLVENCY; RE-ENTRY

               17.01 An Event of Default under this Lease shall constitute the following: (i) Tenant's failure to pay rent or any sum payable hereunder within fifteen (15) days after the delivery of written notice thereof; (ii) Tenant's failure to perform any of the non-monetary terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such failure shall have been delivered to Tenant unless, with respect to a failure which Tenant is able to cure but which cannot be cured within the thirty (30) day period, within the thirty (30) day period Tenant has begun to pursue performance and continues to diligently pursue performance of any such term, condition or covenant so as to cure such default within a reasonable time after such notice; or (iii) if Tenant shall abandon the Premises (provided, however, the mere vacancy of the Improvements, in and of itself, shall not constitute an abandonment of the Premises).

               17.02 Upon the occurrence of an Event of Default, Landlord may obtain possession of the Premises in accordance with its right under applicable law and, without terminating this Lease, may make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for any such term or terms (which may be for a term extended beyond the term of this Lease) and at such rental or rentals, and upon such other terms and conditions as Landlord, in its sole and reasonable discretion, may deem advisable. No such re-entry or taking possession of the Premises or any part thereof by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. An Event of Default by Tenant will not give Landlord title and ownership right in the building of Tenant.


SECTION 18
SURRENDER OF PREMISES ON TERMINATION

               18.01 At the expiration of the Second Option Term, title to and ownership of the Improvements shall automatically vest in Landlord without the execution or delivery of any further instrument and without any payment therefore by Landlord.

               18.02 Upon termination of this Agreement for any reason, it shall be the Tenant's responsibility to remove all soils and recyclable material from the subject Premises. As security for the Tenant's performance of this covenant, Tenant shall at all times during the Term of this Lease maintain a performance or closure bond in sufficient amount to cover the estimated reasonable costs of removal and clean-up of said materials from the subject Premises.


SECTION 19
SUBORDINATION; ESTOPPEL CERTIFICATES

19.01 Tenant agrees that this Lease will be subject and subordinate to any present or future mortgage encumbering the Premises and all renewals and extensions thereof, subject to the terms of this Section 19.01. The Landlord agrees to deliver to Tenant simultaneously with the execution of this Lease and thereafter simultaneously with the creation of any mortgage by Landlord, as a condition of this Lease, a Subordination, Nondisturbance and Attornment Agreement substantially in the form of Exhibit "_____" attached hereto, signed by Landlord and its mortgagee, which will subordinate Tenant's interest hereunder to the interest of any mortgagee holding a mortgage lien upon the Premises subject to the nondisturbance provisions contained therein. Tenant agrees to execute and deliver the same agreement to Landlord.

19.02 Landlord, within twenty (20) days after request (at any time or times) by Tenant, will execute and deliver to Tenant, an estoppel certificate, in form acceptable to Tenant, certifying; (i) to the Commencement Date and expiration dates of the Term; (ii) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, stating the modifications; (iii) that Landlord does not claim any right of setoff, or listing such right of setoff; (iv) to the amount of rent and other sums due hereunder as of the date of the certificate, the date to which the rent and other sums have bee paid in advance, and the amount of any prepaid rent; and (v) such other matters as may be reasonably requested by Tenant, including, but not limited to, the matters set forth in Section 13. Any such certificate may be relied on by any prospective purchaser, mortgagee, assignee of sub-tenant of the Premises or any part thereof.


SECTION 20
QUIET ENJOYMENT

20.01 Landlord agrees that at all times when Tenant is not in default under the provisions and during the term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises will not be disturbed or interfered with by Landlord or any person claiming by, through, or under the Landlord.


SECTION 21
WAIVER OF SUBROGATION

               21.01 Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against under fire or other extended coverage casualty insurance carried by the parties hereto and in force at the time of any such loss or damage; provided, however, that this release shall be applicable only with respect to loss or damage occurring during such time as the releasor's policies of insurance contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agrees that it will request its insurance carriers to include in its policy such a clause or endorsement, and will include such clause if available at reasonable cost.

SECTION 22
ENTIRE AGREEMENT

               22.01 This Lease and the Exhibits attached hereto, the License and Operating Agreement with SD & G, and the Consulting Agreement with Windsor, and all of the covenants, agreements, stipulations, promises, conditions and undertakings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, stipulations, promises, conditions or understanding, either oral or written, between them other than set forth herein or therein.


SECTION 23
ARBITRATION

        23.01 Binding Arbitration: Landlord and Tenant agree to the binding arbitration of all disputes arising under this Lease, whether arising during or after its termination. Such arbitration will be conducted under the terms of Exhibit C, attached, which is incorporated into and made a part of this Lease.


SECTION 24
HEADINGS

               24.01 The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.


SECTION 25
SUCCESSORS

               25.01 The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.


SECTION 26
PERFORMANCE

               26.01 If there is a default with respect to any of Landlord's conenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interst thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

               IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease as of the date and year first above written.


WITNESSES:                            LANDLORD:

                                      40 Sayerville Realty Company, Inc.




                                      By:


                                      TENANT:

                                      Carteret Biocycle Corporation




                                      Mark Alsentzer, President